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                                                                     EXHIBIT 4.6

                                                               Execution Version

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                          REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF MARCH 27, 2003

                                  BY AND AMONG

                         UNITED INDUSTRIES CORPORATION,

                           THE GUARANTORS NAMED HEREIN

                                       AND

                             THE INITIAL PURCHASERS

                                  NAMED HEREIN

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                                TABLE OF CONTENTS

1.       DEFINITIONS..............................................................................................1

2.       EXCHANGE OFFER...........................................................................................4

3.       SHELF REGISTRATION.......................................................................................7

         (a)      INITIAL SHELF REGISTRATION......................................................................7

         (b)      SUBSEQUENT SHELF REGISTRATIONS..................................................................8

         (c)      SUPPLEMENTS AND AMENDMENTS......................................................................8

4.       ADDITIONAL INTEREST......................................................................................8

5.       REGISTRATION PROCEDURES.................................................................................10

6.       REGISTRATION EXPENSES...................................................................................17

7.       INDEMNIFICATION.........................................................................................18

8.       RULES 144 AND 144A......................................................................................21

9.       UNDERWRITTEN REGISTRATIONS..............................................................................21

10.      MISCELLANEOUS...........................................................................................22

         (a)      REMEDIES.......................................................................................22

         (b)      ENFORCEMENT....................................................................................22

         (c)      NO INCONSISTENT AGREEMENTS.....................................................................22

         (d)      ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES...................................................22

         (e)      AMENDMENTS AND WAIVERS.........................................................................22

         (f)      NOTICES........................................................................................23

         (g)      SUCCESSORS AND ASSIGNS.........................................................................23

         (h)      COUNTERPARTS...................................................................................23

         (i)      HEADINGS.......................................................................................23

         (j)      GOVERNING LAW..................................................................................23

         (k)      SEVERABILITY...................................................................................24

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
         (l)      ENTIRE AGREEMENT...............................................................................24

         (m)      NOTES HELD BY THE ISSUER OR ITS AFFILIATES.....................................................24

                                       ii
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               REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of March
27, 2003 by and among UNITED INDUSTRIES CORPORATION a Delaware corporation (the "Company"), the Guarantors listed on Schedule II to the Purchase Agreement (as defined below)) (each a "Guarantor"; and collectively, the "Guarantors") and BANC OF AMERICA SECURITIES LLC ("BAS"), CIBC WORLD MARKETS CORP. ("CIBC") and GOLDMAN, SACHS & CO. ("GOLDMAN"), as initial purchasers (each, an "Initial Purchaser"; and, collectively, the "Initial Purchasers").

               This Agreement is entered into in connection with the Securities Purchase Agreement, dated as of March 20, 2003 by and among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement") relating to the sale by the Company and the Guarantors to the Initial Purchasers of $85,000,000 aggregate principal amount of the Company's 9 7/8% Series C Senior Subordinated Notes due 2009 (the "Notes") and the related guarantees (the "Guarantees") by the Guarantors. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement to the Initial Purchasers and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Securities under the Purchase Agreement.

               The parties hereby agree as follows:

1.      DEFINITIONS

               As used in this Agreement, the following terms shall have the following meanings:

               ADDITIONAL INTEREST: See Section 4(a).

               ADVICE: See Section 5.

               APPLICABLE PERIOD: See Section 2(b).

               ASSET DROP-DOWN: The contribution by the Company of all or substantially all of its assets to a newly-created wholly-owned subsidiary which assumes liability for the Notes in accordance with the terms of the Indenture.

               CLOSING: See the Purchase Agreement.

               COMPANY: See the introductory paragraphs to this Agreement.

               CONSUMMATION DATE: The 210th day after the Issue Date.

               EFFECTIVENESS DATE: The 165th day after the Issue Date.

               EFFECTIVENESS PERIOD: See Section 3(a).

               EVENT DATE: See Section 4(b).

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               EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

               EXCHANGE OFFER: See Section 2(a).

               EXCHANGE REGISTRATION STATEMENT: See Section 2(a).

               EXCHANGE SECURITIES: See Section 2(a).

               FILING DATE: The 45th day after the Issue Date.

               GUARANTOR: See the introductory paragraphs to this Agreement.

               GUARANTEES: See the introductory paragraphs to this Agreement.

               HOLDER: Any holder of a Registrable Security or Registrable Securities.

               INDEMNIFIED PERSON: See Section 7(c).

               INDEMNIFYING PERSON: See Section 7(c).

               INDENTURE: The Indenture, dated as of the date hereof, between the Company, the Guarantors and State Street Bank and Trust Company, as trustee, pursuant to which the Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

               INITIAL PURCHASERS: See the introductory paragraphs to this Agreement.

               INITIAL SHELF REGISTRATION: See Section 3(a).

               INSPECTORS: See Section 5(o).

               ISSUE DATE: The date on which the original Securities are sold to the Initial Purchasers pursuant to the Purchase Agreement.

               NASD: See Section 5(t).

               NOTES: See the introductory paragraphs to this Agreement.

               PARTICIPANT: See Section 7(a).

               PARTICIPATING BROKER-DEALER: See Section 2(b).

               PERSON: An individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

               PRIVATE EXCHANGE: See Section 2(b).

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               PRIVATE EXCHANGE SECURITIES: See Section 2(b).

               PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

               PURCHASE AGREEMENT: See the introductory paragraphs to this Agreement.

               RECORDS: See Section 5(o).

               REGISTRABLE SECURITIES: The Securities upon original issuance of the Securities and at all times subsequent thereto and, if issued, the Private Exchange Securities, until in the case of any such Securities or any such Private Exchange Securities, as the case may be, (i) a Registration Statement covering such Securities or such Private Exchange Securities has been declared effective by the SEC and such Securities or such Private Exchange Securities, as the case may be, have been exchanged and/or disposed of in accordance with such effective Registration Statement, (ii) such Securities or such Private Exchange Securities, as the case may be, are sold in compliance with Rule 144, (iii) in the case of any Security, such Security has been exchanged for an Exchange Security or Exchange Securities pursuant to an Exchange Offer or (iv) such Securities or such Private Exchange Securities, as the case may be, cease to be outstanding.

               REGISTRATION DEFAULT: See Section 4(a).

               REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors, including, but not limited to, the Exchange Registration Statement, which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

               RULE 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

               RULE 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such

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securities being free of the registration and prospectus delivery requirements of the Securities Act.

               RULE 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

               SEC: The Securities and Exchange Commission.

               SECURITIES: The Notes and the Guarantees attached thereto.

               SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

               SERIES B INDENTURE: The Indenture, dated as of March 24, 1999, between the Company and U.S. Bank National Association (f/k/a State Street Bank and Trust Company), as trustee, as amended or supplemented from time to time in accordance with the terms thereof, pursuant to which the Series B Notes were issued.

               SERIES B NOTES: $150,000,000 aggregate principal amount of the Company's 9 7/8% Series B Notes due 2009 issued under the Series B Indenture.

               SHELF NOTICE: See Section 2(c).

               SHELF REGISTRATION: See Section 3(b).

               SUBSEQUENT SHELF REGISTRATION: See Section 3(b).

               TIA: The Trust Indenture Act of 1939, as amended.

               TRUSTEE: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Securities and Private Exchange Securities (if any).

               UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration under the Securities Act in which securities of the Company are sold to an underwriter(s) for reoffering to the public.

2.      EXCHANGE OFFER

               (a) The Company and the Guarantors agree to use their reasonable best efforts to file with the SEC as soon as practicable after the Closing, but in no event later than the Filing Date, documents pertaining to an offer to exchange (the "Exchange Offer") any and all of the Registrable Securities and the previously issued Series B Notes of the Company for a like aggregate principal amount of 9 7/8% Series D Senior Subordinated Notes due 2009 of the Company, guaranteed by the Guarantors, which are identical in all material respects to the Securities (the "Exchange Securities") (and which are entitled to the benefits of the Indenture or a trust indenture which is substantially identical to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either

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case, has been qualified under the TIA), except that the Exchange Securities shall have been registered pursuant to an effective registration statement under the Securities Act and will not contain terms with respect to transfer restrictions. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement"), and the Exchange Offer will comply with all applicable tender offer rules and regulations under the Exchange Act. The Company and the Guarantors agree to use their reasonable best efforts to (x) cause the Exchange Registration Statement to become effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer with respect to all Securities validly tendered on or prior to the Consummation Date (or, in the event of any extension of the Exchange Offer required by applicable law, the earliest day following any such extension). Each Holder who participates in the Exchange Offer will be required to represent that (i) any Exchange Securities received by it will be acquired in the ordinary course of its business, (ii) that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities in violation of the provisions of the Securities Act,
(iii) that such Holder is not an affiliate of the Company within the meaning of Rule 405 promulgated under the Securities Act or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable, (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making or other trading activities, such Holder will deliver a prospectus in connection with any resale of such Exchange Securities, and (v) that is not acting on behalf of any Person who could not truthfully make the foregoing representations. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, MUTATIS MUTANDIS, solely with respect to Registrable Securities that are Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers, and the Company and the Guarantors shall have no further obligation to register Registrable Securities (other than Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers) pursuant to Section 3 of this Agreement.

               (b) The Company and the Guarantors shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers, represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also allow the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

               The Company and the Guarantors shall use their reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus

                                        5
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contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities
Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities, PROVIDED that such period shall not exceed 180 days (or such longer period if extended pursuant to the last paragraph of Section 5) (the "Applicable Period").

               If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having, or which are reasonably likely to be determined to have, the status as an unsold allotment in the initial distribution, the Company and the Guarantors upon the request of such Initial Purchasers shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchasers, in exchange (the "Private Exchange") for the Securities held by such Initial Purchasers, a like principal amount of debt securities of the Company and related guarantees that are identical in all material respects to the Exchange Securities (the "Private Exchange Securities") (and which are issued pursuant to the same indenture as the Exchange Securities) except for the placement of a restrictive legend on the Private Exchange Securities. If possible, the Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities. Interest on the Exchange Securities and Private Exchange Securities will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

               In connection with the Exchange Offer, the Company shall:

               (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

               (ii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

               (iii) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open.

               As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuer shall:

               (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

               (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

               (iii) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

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               The Exchange Securities and the Private Exchange Securities may
be issued under (i) the Indenture or (ii) an indenture substantially identical to the Indenture, which in either event will provide that (1) the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and (2) the Private Exchange Securities will be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities will have the right to vote and give consents together on all matters presented to such holders for votes or consents as one class and that neither the Exchange Securities, the Private Exchange Securities nor the Securities will have the right to vote or consent as a separate class on any matter.

               (c) If (1) prior to the consummation of the Exchange Offer, the Company or Holders of at least a majority in aggregate principal amount of the Registrable Securities reasonably determine in good faith that (i) the Exchange Securities would not, upon receipt, be freely transferable by such Holders which are not affiliates (within the meaning of the Securities Act) of the Company without restriction under the Securities Act and without restrictions under applicable state securities laws, (ii) the interests of the Holders under this Agreement would be adversely affected by the consummation of the Exchange Offer or (iii) after conferring with counsel, the SEC is unlikely to permit the commencement of the Exchange Offer prior to the Effectiveness Date, (2) subsequent to the consummation of the Private Exchange, any holder of the Private Exchange Securities so requests or (3) the Exchange Offer is commenced and not consummated prior to the Consummation Date (or a reasonable time thereafter, which reasonable time shall not exceed 10 business days after the consummation date) then the Company shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file an Initial Shelf Registration pursuant to Section 3. The parties hereto agree that following the delivery of a Shelf Notice to the Holders of Registrable Securities (in the circumstances contemplated by clauses (1) and (3) of the preceding sentence), the Company and the Guarantors shall not have any further obligation to conduct the Exchange Offer or the Private Exchange under this
Section 2.

3.      SHELF REGISTRATION

               If a Shelf Notice is required to be delivered as contemplated by
Section 2(c), then:

               (a) INITIAL SHELF REGISTRATION. The Company and the Guarantors shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then existing Registrable Securities (the "Initial Shelf Registration"). If the Company and the Guarantors shall have not yet filed an Exchange Registration Statement, the Company and the Guarantors shall use their reasonable best efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date. In any other instance, the Company and the Guarantors shall use their reasonable best efforts to file with the SEC the Initial Shelf Registration as promptly as practicable but, in any event, within 45 days following delivery of the Shelf Notice. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings).

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               The Company and the Guarantors shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration. The Company and the Guarantors shall use their reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act, if an Exchange Registration Statement has not yet been declared effective, on or prior to the Effectiveness Date, or, in any other instance, as soon as practicable after the filing thereof and in no event later than 120 days after filing of the Initial Shelf Registration, and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is 24 months from the Issue Date (subject to extension pursuant to the last paragraph of Section 5 hereof), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act or (iii) the Registrable Securities may be transferred without restriction under the Securities Act or Rule 144 thereunder (the "Effectiveness Period").

               (b) SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time prior to the termination of the Effectiveness Period, the Company and the Guarantors shall use their reasonable best efforts to promptly restore the effectiveness thereof, and in any event shall, within 45 days of such cessation of effectiveness, amend the Shelf Registration in a manner reasonably expected to restore the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the then existing Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company and the Guarantors shall use their reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

               (c) SUPPLEMENTS AND AMENDMENTS. The Company and the Guarantors shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration or if required by the Securities Act. The Company and the Guarantors shall promptly supplement and amend the Shelf Registration if any such supplement or amendment is requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter(s) of such Registrable Securities.

4.      ADDITIONAL INTEREST

               (a) The Company, the Guarantors and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company and the Guarantors fail to fulfill their obligations under Section 2 or
Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and the Guarantors jointly and severally agree (solely, with respect to the Guarantors, to the extent of

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their respective guarantee obligations under the Indenture) to pay additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below:

               (i) if neither the Exchange Registration Statement nor the Initial Shelf Registration has been filed on or prior to the Filing Date;

               (ii) if neither the Exchange Registration Statement nor the Initial Shelf Registration has been declared effective on or prior to the Effectiveness Date;

               (iii) if an Initial Shelf Registration required by Section 2(c)(2) has not been filed on or prior to the date 45 days after delivery of the Shelf Notice;

               (iv) if an Initial Shelf Registration required by Section 2(c)(2) has not been declared effective on or prior to the date 120 days after the delivery of the Shelf Notice; and/or

               (v) if (A) the Company and the Guarantors have not exchanged the Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the Consummation Date or (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated as to all Securities validly tendered or (C) if applicable, the Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the termination of the Effectiveness Period.

(each such event referred to in clauses (i) through (v) above is a "Registration Default"). The sole remedy available to Holders of the Securities for a Registration Default will be the accrual of Additional Interest as follows: the per annum interest rate on the Notes will increase by .25% during the first 90-day period following the occurrence of a Registration Default and until it is waived or cured; and the per annum interest rate will increase by an additional ..25% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 2.0% per annum, PROVIDED, HOWEVER, that only Holders of Private Exchange Securities shall be entitled to receive Additional Interest as a result of a Registration Default pursuant to clause (iii) or (iv), PROVIDED, FURTHER, that (1) upon the filing of the Exchange Registration Statement or the Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or a Shelf Registration (in the case of (ii) above), (3) upon the filing of the Shelf Registration (in the case of (iii) above), (4) upon the effectiveness of the Shelf Registration (in the case of (iv) above), (5) upon the exchange of Exchange Securities for all Securities tendered or the effectiveness of a Shelf Registration (in the case of (v)(A) above), or upon the subsequent effectiveness of the Exchange Registration Statement which had ceased to remain effective or the effectiveness of a Shelf Registration (in the case of (v)(B) above), or upon the subsequent effectiveness of the Shelf Registration which had ceased to remain effective (in the case of (v)(C) above), or (6) upon the date that the Registrable Note may be transferred without restriction under the Securities Act pursuant to subsection (k) of Rule 144 (in the case of each Note), Additional Interest on the Notes as a result of such clause (i), (ii),
(iii), (iv) or (v) (or the relevant subclause thereof), as the case may be, shall cease to accrue and the interest rate on the Notes will revert to the interest rate

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originally borne by the Notes. For the avoidance of doubt, holders of the Series
B Notes shall not be entitled to Additional Interest pursuant to this Agreement.

               (b) The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii), (a)(iii), (a)(iv) or (a)(v) of this Section 4 will be payable in cash semi-annually on each April 1 and October 1 (to the Holders of record on the March 15 and September 15 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue and until such Registration Default is cured, by depositing with the Trustee, in trust for the benefit of such Holders, immediately available funds in sums sufficient to pay such Additional Interest. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.      REGISTRATION PROCEDURES

               In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Company and the Guarantors shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company and each of the Guarantors shall:

               (a) Prepare and file with the SEC, as provided herein, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein, PROVIDED that, if
(1) such filing is pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall, upon written request, furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement and each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriter(s), if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (to the extent practicable, at least 4 business days prior to such filing). The Company and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, or such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriter(s), if any, shall reasonably object.

               (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Company and the Guarantors shall be deemed not to have used their reasonable best efforts to keep a Registration Statement effective during the Applicable Period if any of them voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless such action is required by applicable law or unless the Company and the Guarantors comply with this Agreement, including without limitation, the provisions of clauses 5(c)(v) and
(vi) below.

               (c)    If (1) a Shelf Registration is filed pursuant to
Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriter(s), if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment thereto has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment thereto including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits),
(ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Company and the Guarantors contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) below cease to be true and correct, (iv) of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Company's reasonable determination that a post-effective amendment to a Registration Statement would be necessary or appropriate.

               (d)    If (1) a Shelf Registration is filed pursuant to
Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order as promptly as practicable.

               (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriter(s), if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s), if any, or such Holders reasonably request to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

               (f)    If (1) a Shelf Registration is filed pursuant to
Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities who so requests and to each such Participating Broker-Dealer who so requests and to counsel and the managing underwriter(s), if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

               (g)    If (1) a Shelf Registration is filed pursuant to
Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel, and the managing underwriter or underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary Prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company and each of the Guarantors hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the managing underwriter or underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

               (h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, to use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification of (or exemption from such registration or qualification), such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters, if any, reasonably request in writing, PROVIDED that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; PROVIDED that neither the Company nor any Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not otherwise so subject.

               (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

               (j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the managing underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuer will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

               (k)    If (1) a Shelf Registration is filed pursuant to
Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi), as promptly as reasonably practicable prepare and (subject to Section 5(a)) file with the SEC, at the expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (l) Use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the Exchange Securities, as the case may be, or the managing underwriter or underwriters, if any.

               (m) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities or Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company and
(ii) provide a CUSIP number for the Registrable Securities or Exchange Securities, as the case may be.

               (n) In connection with an underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement upon such reasonable terms and conditions as are customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter(s), if any, in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such reasonable representations and warranties to the managing underwriter or underwriters on behalf of any underwriters, with respect to the business of the Company and each of the Guarantors and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by the Company and the Guarantors to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and each of the Guarantors and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the managing underwriter or underwriters covering the matters customarily covered in opinions received in underwritten offerings of debt securities similar to the Securities and such other customary matters as may be reasonably requested by the managing underwriter(s); (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the managing underwriter or underwriters on behalf of any underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, incorporate indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement, the managing underwriter or underwriters or agents and the Company) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent reasonably required thereunder.

               (o)    If (1) a Shelf Registration is filed pursuant to
Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period and in any case, upon expectation of a confidentiality agreement incorporating the terms of the following sentences, make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and each of the Guarantors (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and each of the Guarantors to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which they notify the Inspectors are confidential shall be kept confidential by such Inspector, may not be used for any purpose that is harmful to the Company and the Guarantors and shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer or underwriter will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or the Guarantors or for any purpose other than in connection with such Registration Statement unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

               (p) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Registration Statement or the first Registration Statement relating to the

Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

               (q) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said month periods.

               (r) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Company, in a form reasonable and customary for underwritten offerings of debt securities similar to the Securities, addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Securities and Private Exchange Securities and the related indenture and (ii) each of the Exchange Securities or the Private Exchange Securities, as the case may be, and the related indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with reasonable and customary exceptions and qualifications).

               (s) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; and, in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

               (t) Cooperate with each seller of Registrable Securities covered by any Registration Statement and the managing underwriter(s), if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

               (u) Use its reasonable best efforts to take all other reasonable steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

               The Company may require each seller of Registrable Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuer such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Securities of any seller or Participating Broker-Dealer who fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

               Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice, provided, that the Effectiveness Period and the Applicable Period shall not be extended beyond the date that the Registrable Note may be transferred without restriction under the Securities Act pursuant to subsection (k) of Rule 144 (in the case of each Note).

6.      REGISTRATION EXPENSES

               (a) All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantors shall be borne by the Company and/or the Guarantors whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions in the United States (x) where the Holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h), in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is reasonably requested by the managing underwriter or underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be),
(iii) reasonable messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company and the Guarantors and reasonable fees and disbursements of special counsel for the sellers of Registrable Securities (subject to the provisions of Section 6(b)), (v) fees and disbursements of all independent certified public accountants referred to in
Section 5(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
(vi) rating agency fees, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of the Trustee, (ix) fees and expenses of all other Persons retained by the Company, (x) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses incurred in connection with any listing of the securities to be registered on any securities exchange if the Company chooses to so list and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement. In the event of an underwritten offering of Registrable Securities the Company and the Guarantors shall not be responsible for any "roadshow" expenses in connection therewith.

               (b) In connection with any Shelf Registration hereunder, the Company and/or the Guarantors shall reimburse the Holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement and other reasonable out-of-pocket expenses of the Holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

               (c) Notwithstanding any of the foregoing, the Company and the Guarantors shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

7.      INDEMNIFICATION

               (a) The Company and each of the Guarantors agree jointly and severally to indemnify and hold harmless each Holder of Registrable Securities and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, the officers and directors of each such Person, and each Person, if any, who controls any such Person within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by such Participant expressly for use therein; PROVIDED that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Participant (or to the benefit of an officer or director of such Participant or any Person controlling such Participant) from whom the Person asserting any such losses, claims, damages or liabilities purchased Registrable Securities or Exchange Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the related Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) and a copy of the related Prospectus (as so amended or supplemented) shall have been furnished to such Participant at or prior to the sale of such Registrable Securities or Exchange Securities, as the case may be, to such Person.

               (b) Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless the Company and each Guarantor, and their respective directors and officers and each Person who controls the such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to each Participant, but only with reference to information relating to such Participant furnished to the Company in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Participant under this paragraph (b) shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities or Exchange Securities giving rise to such obligations.

               (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain one counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses incurred by such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to any such Indemnifying Person. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities and Exchange Securities sold by all such Participants and any such separate firm for the Company or the Guarantors, their respective directors, officers and such control Persons of the Company or the Guarantors shall be designated in writing by the Company or the Guarantors, respectively. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there is a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses of counsel incurred by such Indemnified Person in accordance with the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person for reasonable fees and expenses of counsel incurred by such person in accordance with this Agreement prior to the date of such settlement; PROVIDED, HOWEVER, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Party is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party and indemnity has been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release (or any other release reasonably acceptable to the Indemnified Person) of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

               (d)    If the indemnification provided for in paragraphs (a) and
(b) of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein (other than as a result of the proviso set forth in Section 7(a)), then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company or any Guarantor on the one hand and the Participants on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company or any Guarantor on the one hand and the Participants on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Participants and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities or Exchange Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.      RULES 144 AND 144A

               The Company and each Guarantor covenant that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information of a like nature so long as necessary to permit sales pursuant to Rule 144 or Rule 144A. The Company and each Guarantor further covenant that so long as any Registrable Securities remain outstanding to make available to any Holder of Registrable Securities in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to (a) such Rule 144A, or (b) any similar rule or regulation hereafter adopted by the SEC.

9.      UNDERWRITTEN REGISTRATIONS

               If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banking firm or firms that will underwrite the offering and the manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

               No Holder of Registrable Securities may participate in any underwritten offering hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.     MISCELLANEOUS

               (a) REMEDIES. In the event of a breach by the Company or any Guarantor of any of its obligations under this Agreement, other than the occurrence of an event which requires payment of Additional Interest, each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors, jointly and severally agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees, jointly and severally, that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

               (b) ENFORCEMENT. The Trustee shall be authorized to enforce the provisions of this Agreement for the ratable benefit of the Holders.

               (c) NO INCONSISTENT AGREEMENTS. Neither the Company nor any Guarantor has entered, as of the date hereof, and neither the Company nor any Guarantor shall enter, after the date of this Agreement, into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has entered or will enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement required to be filed under this Agreement.

               (d) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. Neither the Company nor any Guarantor shall, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

               (e) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, PROVIDED that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

               (f) NOTICES. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day courier or telecopier:

               (i) if to a Holder of Registrable Securities or any Participating Broker-Dealer, at the most current address given by the Trustee to the Issuer; and

               (ii) if to the Issuer, to United Industries Corporation, 8825 Page Boulevard, St. Louis, MO 63114, Attention: Chief Financial Officer and with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, IL 60601, Attention: William S. Kirsch, P.C. and to The Thomas H. Lee Company, 75 State Street, 26th Floor, Boston, MA 02090, Attention: C. Hunter Boll.

               All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed;
(iii) one business day after being timely delivered to a next-day courier; and
(iv) when receipt is acknowledged by the addressee, if telecopied.

               Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

               (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; PROVIDED that, with respect to the indemnity and contribution agreements in Section 7, each Holder of Registrable Securities subsequent to the Initial Purchasers shall be bound by the terms thereof if such Holder elects to include Registrable Securities in a Shelf Registration; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities. The Company may assign this Agreement, without the consent of the Initial Purchasers or any Holder, in connection with an Asset Drop-Down to its subsidiary which assumes liability for the Notes in accordance with the Indenture.

               (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH

OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

               (k) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

               (l) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

               (m) NOTES HELD BY THE ISSUER OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          UNITED INDUSTRIES CORPORATION

                                          By:
                                             -----------------------------------
                                                   Name:
                                                   Title:


                                          SHULTZ COMPANY

                                          By:
                                             -----------------------------------
                                                   Name:
                                                   Title:


                                          GROUND ZERO, INC.

                                          By:
                                             -----------------------------------
                                                   Name:
                                                   Title:


                                          SYLORR PLANT CORPORATION

                                          By:
                                             -----------------------------------
                                                   Name:
                                                   Title:


                                          WPC BRANDS, INC.

                                          By:
                                             -----------------------------------
                                                   Name:
                                                   Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BANC OF AMERICA SECURITIES LLC
CIBC WORLD MARKETS CORP.
GOLDMAN, SACHS & CO.



By:  Banc of America Securities LLC

By:
   -------------------------
     Name:
     Title: